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                                                                     EXHIBIT 5.1





                                January 22, 1999





EG&G, Inc.
45 William Street
Wellesley, MA  02481


Ladies and Gentlemen:

         I am Vice President, General Counsel and Clerk of EG&G, Inc., a Massachusetts corporation (the "Company"), and am rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's:

         (i) common stock, $1.00 par value per share, including rights attached thereto to purchase shares of Series C Junior Participating Preferred Stock, $1.00 par value per share, pursuant to the Rights Agreement dated as of January 25, 1995 (collectively, the "Common Stock");

         (ii) preferred stock, $1.00 par value per share (the "Preferred
Stock");

         (iii) depositary shares representing shares of Preferred Stock (the "Depositary Shares");

         (iv) senior debt securities (the "Senior Debt Securities");

         (v) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities");

         (vi) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities and/or Subordinated Debt Securities (the "Warrants");

         (vii) stock purchase contracts to purchase Common Stock, Preferred Stock and/or Depositary Shares (the "Stock Purchase Contracts"); and

         (viii) stock purchase units consisting of a Stock Purchase Contract and
(a) Debt Securities or (b) debt obligations of third parties (the "Stock Purchase Units");




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all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $500,000,000.

         The Senior Debt Securities may be issued pursuant to an Indenture between the Company and The First National Bank of Chicago, as Trustee; and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and The First National Bank of Chicago, as Trustee (collectively, the "Indentures").

         Depositary Shares will be deposited under a Deposit Agreement between the Company and a bank or trust company as Depositary and evidenced by depositary receipts ("Depositary Receipts").

         Warrants will be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent.

         I have examined the Registration Statement including the exhibits thereto and such other documents, corporate records, and instruments and have examined such laws and regulations as I have deemed necessary for the purposes of this opinion. Based upon such examination, I am of the following opinion:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Votes"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Restated Articles of Organization and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Votes of Directors relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts,
         (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the





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         Company's Restated Articles of Organization and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes, such Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to Depositary Shares, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, (iv) the terms of the Depositary Shares and of their issuance have been duly established in conformity with the Deposit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the class or series of Preferred Stock that is represented by the Depositary Shares has been duly authorized, validly issued and delivered to the Depositary, (vi) the Depositary Receipts evidencing the Depositary Shares have been executed, countersigned and issued against deposit of the class or series of Preferred Stock in accordance with the Deposit Agreement, (vii) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, and (viii) the Company has received the consideration provided for in the Authorizing Votes, the Depositary Shares will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and
         (v) the Company has received the consideration





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         provided for in the Authorizing Votes, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Votes, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

6. With respect to the Stock Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Stock Purchase Contracts and their issuance and sale have been duly established in conformity with their terms and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Stock Purchase Contracts have been duly executed and countersigned in accordance with their terms and issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principals.

7. With respect to Stock Purchase Units, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of their issuance have been





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         duly established in conformity with their terms and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Stock Purchase Contracts that are represented by the Stock Purchase Units have been duly authorized, executed and countersigned in accordance with their terms and, upon issuance, will constitute valid and legally binding obligations of the Company as set forth in Paragraph 6 above, (v) the class or series of Debt Securities that is represented by the Stock Purchase Units (if any) have been duly established in conformity with the Authorizing Votes and in conformity with the applicable Indenture, have been duly executed and authenticated in accordance with the applicable Indenture and, upon issuance, will constitute valid and legally binding obligations of the Company as set forth in Paragraph 4 above, (vi) the Stock Purchase Units have been issued and sold as contemplated by the Registration Statement, and (vii) the Company has received the consideration provided for in the Authorizing Votes, the Stock Purchase Units will be validly issued and the Stock Purchase Units will entitle the holders thereof to the rights specified in the instrument evidencing such Stock Purchase Units, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principals.

         I am a member of the State Bar of Massachusetts and express no opinion with respect to the applicability of any law other than the laws of the Commonwealth of Massachusetts and United States Federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, I have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the Commonwealth of Massachusetts.

         I have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by me to be responsible and I have assumed that the Indentures will be duly authorized, executed, and delivered by the respective Trustees thereunder, the Deposit Agreement will be duly authorized, executed, and delivered by the Depositary thereunder, the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent thereunder and the Stock Purchase Contracts will be duly authorized, executed and delivered by the other parties thereto, assumptions which I have not independently verified.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related Prospectus under the caption "Validity of Securities." In





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giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                   Very truly yours,

                                                   /s/ Murray Gross

                                                   Murray Gross





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